   As filed with the Securities and Exchange Commission on December 15, 1998
                                                   Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------
                               SYMMETRICOM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                                            95-1906306
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                            2300 ORCHARD PARKWAY
                        SAN JOSE, CALIFORNIA 95131-1017
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           ------------------------
                           1990 EMPLOYEE STOCK PLAN
       EMPLOYEE STOCK PURCHASE PLAN (SOMETIMES REFERRED TO AS THE "1994
                        EMPLOYEE STOCK PURCHASE PLAN")
                           (FULL TITLE OF THE PLANS)
                           ------------------------
                               THOMAS W. STEIPP
                            CHIEF FINANCIAL OFFICER
                               SYMMETRICOM, INC
                             2300 ORCHARD PARKWAY
                       SAN JOSE, CALIFORNIA  95131-1017
                                (408)  943-9403
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ------------------------
                                  COPIES TO:

                            FRANCIS S. CURRIE, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                         PALO ALTO, CALIFORNIA  94304
                                (650) 493-9300
                           ------------------------

                                     CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                              PROPOSED           PROPOSED
                                                               MAXIMUM           MAXIMUM
            TITLE OF EACH CLASS                 AMOUNT        OFFERING          AGGREGATE        AMOUNT OF
             OF SECURITIES TO                   TO BE           PRICE            OFFERING       REGISTRATION
               BE REGISTERED                  REGISTERED      PER SHARE           PRICE             FEE
---------------------------------------------------------------------------------------------------------------
1990 Employee Stock Plan:
Common Stock, no par value.................      473,169      $5.66 (1)        $2,678,137 (1)     $ 750
---------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan:
Common Stock, no par value.................      400,000      $4.81 (2)        $1,924,000 (2)     $ 540
---------------------------------------------------------------------------------------------------------------
TOTALS                                           873,169                       $4,602,137         $1,290
===============================================================================================================

(1) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices as reported on the Nasdaq National Market on December 9, 1998. The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by prior registration statements. Additional shares issued or issuable pursuant to the listed plan are covered by the following prior registration statements filed pursuant to the Securities Act: Nos. 333-47369, 33-38384, 33-56042, 333-00333, 333-21815 and 333-47369.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation was based upon 85% of the average high and low prices as reported on the Nasdaq National Market on December 9, 1998. The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by prior registration statements. Additional shares issued or issuable pursuant to the listed plan are covered by the following prior registration statements filed pursuant to the Securities Act: No. 033-57153.

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

    The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about March 5, 1998 (SEC File No. 333-47369) registering shares issuable under its 1990 Employee Stock Plan (such plan, the "1990 Plan" and such registration statement, the "Stock Plan S-8"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1990 Plan. The Registrant also previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about January 4, 1995 (SEC File No. 033-57163) registering shares issuable under its Employee Stock Purchase Plan (such plan, the "1994 ESPP" and such registration statement, the "ESPP S-8"). This Registration Statement also registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1994 ESPP. The contents of both the Stock Plan S-8 and the ESPP S-8, including periodic reports that the Registrant filed, or to be filed, after such Forms S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

5.1    Opinion of counsel as to legality of Securities being registered.

10.4   The 1990 Employee Stock Plan is incorporated herein by reference to
       Exhibit 10.4 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

10.6 The Employee Stock Purchase Plan is incorporated herein by reference to the Exhibits to the 1998 Definitive Proxy Materials filed with the Securities Exchange Commission on October 5, 1998.

23.1   Consent of Deloitte & Touche LLP

23.2   Consent of counsel (contained in Exhibit 5.1).

24.1   Power of Attorney (see page II-2).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California on December 15, 1998.

                                        SYMMETRICOM, INC.

                                        By:  /s/ Thomas W. Steipp
                                           --------------------------------
                                           Thomas W. Steipp
                                           Chief Executive Officer and Chief
                                           Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Steipp and Mary A. Rorabaugh, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                       TITLE                                DATE
-----------------------------------------         ------------------------------------       ------------------------
                                                  Chief Executive Officer, Chief
                                                  Financial Officer and Director
                                                  (principal executive officer and           December 15, 1998
     /s/ Thomas W. Steipp                         principal financial and accounting
-----------------------------------------         officer)
     Thomas W. Steipp



     /s/ Richard W. Oliver                        Chairman of the Board                      December 15, 1998
-----------------------------------------
     Richard W. Oliver


     /s/ Robert M. Neumeister Jr.
-----------------------------------------         Director                                   December 15, 1998
     Robert M. Neumeister Jr.

     /s/ Krish A. Prabhu
--------------------------------------------      Director                                   December 15, 1998
     Krish A. Prabhu


     /s/ William D. Rasdal
--------------------------------------------      Director                                   December 15, 1998
     William D. Rasdal


     /s/ Roger A. Strauch
--------------------------------------------      Director                                   December 15, 1998
     Roger A. Strauch


     /s/ Robert M. Wolfe
--------------------------------------------      Director                                   December 15, 1998
     Robert M. Wolfe

                               INDEX TO EXHIBITS

   EXHIBIT NUMBER                               EXHIBIT DOCUMENT
--------------------   -----------------------------------------------------------------
        5.1            Opinion of counsel as to legality of Securities being registered.

       10.4            The 1990 Employee Stock Plan is incorporated herein by reference to Exhibit 10.4 filed with the Registrant's Annual Report on Form
                       10-K for the fiscal year ended June 30, 1998.

       10.6            The Employee Stock Purchase Plan is incorporated herein by reference to the Exhibits to the 1998 Definitive Proxy Materials
                       filed with the Securities Exchange Commission on October 5, 1998.

       23.1            Consent of Deloitte & Touche LLP

       23.2            Consent of counsel (contained in Exhibit 5.1).

       24.1            Power of Attorney (see page II-2).